As filed with the Securities and Exchange Commission on May 20, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

FIREFLY NEUROSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	54-1167364
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1100 Military Road, Kenmore, NY	14217
(Address of Principal Executive Offices)	(Zip Code)

Firefly Neuroscience, Inc. 2024 Long-Term Incentive Plan, as amended
(Full title of the plan)

Greg Lipschitz, Chief Executive Officer

1100 Military Road

Kenmore, NY 14217

(888) 237-6412

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Louis A. Bevilacqua, Esq.

Bevilacqua PLLC

800 Connecticut Ave., N.W., Suite 300

Washington, DC  20006

(202) 869-0888

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) is filed by Firefly Neuroscience, Inc., a Delaware corporation (the “Registrant”), to register additional shares of common stock, par value $0.0001 per share (the “common stock”), available for issuance pursuant to Amendment No. 1 (the “Amendment”) to the Firefly Neuroscience, Inc. 2024 Long-Term Incentive Plan (as amended by the Amendment, the “Plan”). Pursuant to Section 5.3 of the Plan (hereinafter referred to as the “Evergreen Provisions”), the number of common stock with respect to which awards may be granted under the Plan will be increased on the first day of each calendar year beginning in 2026 and continuing until (and including) 2035, in accordance with a formula set forth in the Plan. Based on the foregoing, the additional securities registered hereby consist of 556,343 common stock that are added to the award pool of the Plan, effective from January 1, 2026, pursuant to the Plan’s Evergreen Provisions, which were not previously registered under the currently effective registration statement on Form S-8 (File No. 333-287455) filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 21, 2025 (the “First Prior Registration Statement”) and the currently effective registration statement on Form S-8 (File No. 333-291609)  filed with the SEC on November 18, 2025 (the “Second Prior Registration Statement”, and together with the First Prior Registration Statement, the “Prior Registration Statements”).

The contents of the Prior Registration Statements are hereby incorporated by reference pursuant to General Instruction E to Form S-8, except that the section captioned “Reoffer Prospectus” of each of the Prior Registration Statements is not incorporated by reference herein, and except to the extent otherwise supplemented, amended, modified, or superseded by the information set forth in this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in this Part I will be sent or given to the persons participating in the Plan, as specified by Rule 428(b)(1) under the Securities Act. In accordance with the instructions to Part I of Form S-8, such documents need not be filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by Firefly Neuroscience, Inc., a Delaware corporation (the “Registrant”), with the Securities and Exchange Commission (the “SEC”) are incorporated by reference into this Registration Statement:

(a)	The Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 31, 2026;

(b)	The Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, filed with the SEC on May 13, 2026;

(c)	The Current Reports on Form 8-K (and any amendments thereto on Form 8-K/A) filed with the SEC on February 4, 2026, March 12, 2026, April 22, 2026, and May 12, 2026 (other than information furnished and not filed); and

(d)	The description of the common stock contained in Exhibit 4.1 to its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 31, 2026, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement on Form S-8 (this “Registration Statement”) and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

II-1

Item 8. Exhibits.

Exhibit No.	Description
5.1*	Opinion of Bevilacqua PLLC
23.1*	Consent of CBIZ Canada, LLP (formerly known as Marcum Canada, LLP)
23.2*	Consent of Bevilacqua PLLC (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page of this Registration Statement)
99.1	Firefly Neuroscience, Inc. 2024 Long-Term Incentive Plan (incorporated herein by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K, filed with the SEC on August 12, 2024)
99.2	Amendment No. 1 to Firefly Neuroscience, Inc. 2024 Long-Term Incentive Plan (incorporated herein by reference to Exhibit 99.2 to the Registration Statement on Form S-8, filed with the SEC on November 18, 2025)
99.3	Form of Nonqualified Stock Option Agreement (incorporated herein by reference to Exhibit 99.3 to the Registration Statement on Form S-8, filed with the SEC on November 18, 2025)
99.4	Form of Incentive Stock Option Agreement (incorporated herein by reference to Exhibit 99.4 to the Registration Statement on Form S-8, filed with the SEC on November 18, 2025)
99.5	Form of Deferred Stock Unit Agreement (incorporated herein by reference to Exhibit 99.6 to the Registration Statement on Form S-8, filed with the SEC on November 18, 2025)
99.6	Form of Restricted Stock Unit Agreement (incorporated herein by reference to Exhibit 99.14 to the Registration Statement on Form S-8, filed with the SEC on November 18, 2025)
99.7	Form of Restricted Stock Award Agreement (incorporated herein by reference to Exhibit 99.19 to the Registration Statement on Form S-8, filed with the SEC on November 18, 2025)
107*	Calculation of Filing Fee Table

*	Filed herewith.

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kenmore, State of New York, on May 20, 2026.

FIREFLY NEUROSCIENCE, INC.

By:	/s/ Greg Lipschitz
Greg Lipschitz
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Greg Lipschitz and Paul Krzywicki, and each of them, individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Greg Lipschitz	Chief Executive Officer	May 20, 2026
Greg Lipschitz	(principal executive officer) and Director

/s/ Paul Krzywicki	Chief Financial Officer	May 20, 2026
Paul Krzywicki	(principal financial officer and principal accounting officer)

/s/ David DeCaprio	President, Chief Operating Officer, and Director	May 20, 2026
David DeCaprio

/s/ Arun Menawat	Chairman of the Board of Directors	May 20, 2026
Arun Menawat

/s/ Brian Posner	Director	May 20, 2026
Brian Posner

/s/ Stella Vnook	Director	May 20, 2026
Stella Vnook

II-3